Exhibit 4.13

Execution Version

JOINDER AGREEMENT

TO

SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

THIS JOINDER AGREEMENT TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT is made 26th day of March, 2021

BETWEEN

(1)	LianBio, an exempted company organized under the laws of the Cayman Islands (the “Company”); and

(2)	AEG 2021 Trust, whose trustee and beneficiary is Tom Anastasios Giannakakos (the “New Shareholder”).

The Company and the New Shareholder shall be hereinafter collectively referred to as the “Parties”.

WHEREAS:

(A)

As of October 28, 2020, the Company and certain other parties identified therein entered into that certain Second Amended and Restated Shareholders Agreement (the “Shareholders Agreement”), attached hereto as Exhibit A.

(B)

The New Shareholder wishes to acquire an aggregate of 52,947 Series A Preferred Shares in the capital of the Company to be issued by the Company in accordance with the terms and conditions of that certain Series A Preferred Share Subscription Agreement entered into by and between the Parties as of March 26, 2021 (the “SSA”) and has agreed to enter into this Joinder Agreement to the Shareholders Agreement (this “Agreement”).

(C)	The Company is entering into this Agreement on behalf of itself and as agent and trustee for all the existing Shareholders of the Company.

NOW, THEREFORE, the Parties hereby agree as follows:

1.

Interpretation. In this Agreement, except as the context may otherwise require, capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Shareholders Agreement.

2.

Covenant. The New Shareholder hereby covenants to the Company as agent and trustee for all other persons who are at present or who may hereafter become bound by the Shareholders Agreement, and to the Company itself, to adhere to and be bound by all the duties, burdens and obligations imposed pursuant to the provisions of the Shareholders Agreement and all documents expressed in writing to be supplemental or ancillary thereto effective as of the date of the Closing (as defined in the SSA).

3.

Enforceability. Each existing Shareholder and the Company shall be entitled to enforce the Shareholders Agreement against the New Shareholder, and the New Shareholder shall be entitled to all rights and benefits as an Investor under the Shareholders Agreement effective as of the date of the Closing.

4.

Governing Law. This Agreement shall be governed by and construed under the Laws of the State of New York, without regard to conflict of law principles that would result in the application of any Law other than the Laws of the State of New York.

5.

Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures (including PDF) shall be deemed to be originals for purposes of the effectiveness of this Agreement.

6.	Further Assurance. Each Party agrees to take all such further action as may be reasonably necessary to give full effect to this Agreement on its terms and conditions.

7.	Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

[The remainder of this page has been left intentionally blank]

IN WITNESS whereof the Parties have executed and delivered this Agreement as a deed on the day and year first hereinbefore mentioned.

COMPANY:

LianBio

an exempted company organized under the laws of the Cayman Islands by the signatory specified below, being a person who in accordance with the laws of that territory is acting under the authority of the Company

By:	/s/ Konstantin Poukalov
Name: Konstantin Poukalov
Title: Director

Address:	LianBio c/o Ogier Global (Cayman) Limited 89 Nexus Way, Camana Bay Grand Cayman, KY1-9009, Cayman Islands

Attention:	Konstantin Poukalov

[Signature Page to Joinder Agreement]

IN WITNESS whereof the Parties have executed and delivered this Agreement as a deed on the day and year first hereinbefore mentioned.

NEW SHAREHOLDER:

AEG 2021 Trust

whose trustee and beneficiary is Tom Anastasios Giannakakos

By:	/s/ Tom Anastasios Giannakakos
Name: Tom Anastasios Giannakakos
Title: Trustee and Beneficiary

Address:	405 El Camino Real, Suite 104 Menlo Park, CA 94025

Attention:	Tom Anastasios Giannakakos

[Signature Page to Joinder Agreement]

EXHIBIT A

SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

JOINDER AGREEMENT

TO

SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

THIS JOINDER AGREEMENT TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT is made on September 15th, 2021

BETWEEN

(1)	LianBio, an exempted company organized under the laws of the Cayman Islands (the “Company”); and

(2)	Bing Li (the “Grantee”).

The Company and the Grantee shall be hereinafter collectively referred to as the “Parties”.

WHEREAS:

(A)

As of October 28, 2020, the Company and certain other parties identified therein entered into that certain Second Amended and Restated Shareholders Agreement (the “Shareholders Agreement”), attached hereto as Exhibit A.

(B)

The Grantee elects to exercise his option to purchase an aggregate of 224,000 Ordinary Shares of the Company (the “Shares”) to be issued by the Company in accordance with the terms and conditions of (i) the Company’s 2019 Equity Incentive Plan (as from time to time amended and in effect, the “Plan”), (ii) certain Share Option Grant Notice by and between the Parties as of January 1, 2020, (iii) certain Non-Statutory Stock Option Agreement by and between the Parties as of December 17, 2020, and (iv) the Separation Agreement by and between the Parties as of February 24, 2021, and has agreed to enter into this Joinder Agreement to the Shareholders Agreement (this “Agreement”).

(C)	The Company is entering into this Agreement on behalf of itself and as agent and trustee for all the existing Shareholders of the Company.

NOW, THEREFORE, the Parties hereby agree as follows:

1.

Interpretation. In this Agreement, except as the context may otherwise require, capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Shareholders Agreement.

2.

Acknowledgment. The Grantee acknowledges that the Grantee is acquiring the Shares as an Ordinary Shareholder under the Shareholders Agreement, upon the terms and subject to the conditions of the Shareholders Agreement, and that such Shares will be subject to the terms of the Agreement.

3.

Covenant. The Grantee hereby covenants to the Company as agent and trustee for all other persons who are at present or who may hereafter become bound by the Shareholders Agreement, and to the Company itself, to adhere to and be bound by all the duties, burdens and obligations imposed pursuant to the provisions of the Shareholders Agreement and all documents expressed in writing to be supplemental or ancillary thereto as if the Grantee has been an original party to the Shareholders Agreement since the date thereof.

4.	Enforceability. Each existing Shareholder and the Company shall be entitled to enforce the Shareholders Agreement against the Grantee.

5.

Governing Law. This Agreement shall be governed by and construed under the Laws of the State of New York, without regard to conflict of law principles that would result in the application of any Law other than the Laws of the State of New York.

6.

Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures (including PDF) shall be deemed to be originals for purposes of the effectiveness of this Agreement.

7.	Further Assurance. Each Party agrees to take all such further action as may be reasonably necessary to give full effect to this Agreement on its terms and conditions.

8.	Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

[The remainder of this page has been left intentionally blank]

IN WITNESS whereof the Parties have executed and delivered this Agreement as a deed on the day and year first hereinbefore mentioned.

COMPANY:

LianBio

an exempted company organized under the laws of the Cayman Islands by the signatory specified below, being a person who in accordance with the laws of that territory is acting under the authority of the Company

By:	/s/ Yizhe Wang
Name: Yizhe Wang
Title: Director

Address:	Harbour Place, 2nd Floor, 103 South Church Street, PO Box 472, George Town, Grand Cayman KY1-1106, Cayman Islands

Attention:	Yizhe Wang

[Signature Page to Joinder Agreement]

IN WITNESS whereof the Parties have executed and delivered this Agreement as a deed on the day and year first hereinbefore mentioned.

GRANTEE:

Bing Li

By:	/s/ Bing Li

Address:

Attention:	Bing Li

[Signature Page to Joinder Agreement]

EXHIBIT A

SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

Execution Version

JOINDER AGREEMENT

TO

SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

THIS JOINDER AGREEMENT TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT is made on October 18, 2021

BETWEEN

(1)	LianBio, an exempted company organized under the laws of the Cayman Islands (the “Company”); and

(2)	Tarsus Pharmaceuticals, Inc., a Delaware corporation (“Tarsus”).

The Company and Tarsus shall be hereinafter collectively referred to as the “Parties”.

WHEREAS:

(A)

As of October 28, 2020, the Company and certain other parties identified therein entered into that certain Second Amended and Restated Shareholders Agreement (the “Shareholders Agreement”), attached hereto as Exhibit A.

(B)

Pursuant to that certain Option Agreement dated October 18, 2021 by and between the Company and Tarsus (the “Option Agreement”), Tarsus will acquire an aggregate of 78,373 Ordinary Shares of the Company (the “Shares”).

(C)	The Company is entering into this Agreement on behalf of itself and as agent and trustee for all the existing Shareholders of the Company.

NOW, THEREFORE, the Parties hereby agree as follows:

1.

Interpretation. In this Agreement, except as the context may otherwise require, capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Shareholders Agreement.

2.

Acknowledgment. Tarsus acknowledges that Tarsus is acquiring the Shares as an Ordinary Shareholder under the Shareholders Agreement, upon the terms and subject to the conditions of the Shareholders Agreement, and that such Shares will be subject to the terms of the Agreement.

3.

Covenant. Tarsus hereby covenants to the Company as agent and trustee for all other persons who are at present or who may hereafter become bound by the Shareholders Agreement, and to the Company itself, to adhere to and be bound by all the duties, burdens and obligations imposed pursuant to the provisions of the Shareholders Agreement and all documents expressed in writing to be supplemental or ancillary thereto as if Tarsus has been an original party to the Shareholders Agreement since the date thereof.

4.	Enforceability. Each existing Shareholder and the Company shall be entitled to enforce the Shareholders Agreement against Tarsus.

5.

Governing Law. This Agreement shall be governed by and construed under the Laws of the State of New York, without regard to conflict of law principles that would result in the application of any Law other than the Laws of the State of New York.

6.

Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures (including PDF) shall be deemed to be originals for purposes of the effectiveness of this Agreement.

7.	Further Assurance. Each Party agrees to take all such further action as may be reasonably necessary to give full effect to this Agreement on its terms and conditions.

8.	Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

[The remainder of this page has been left intentionally blank]

IN WITNESS whereof the Parties have executed and delivered this Agreement as a deed on the day and year first hereinbefore mentioned.

COMPANY:

LianBio

an exempted company organized under the laws of the Cayman Islands by the signatory specified below, being a person who in accordance with the laws of that territory is acting under the authority of the Company

By:	/s/ Yizhe Wang
Name: Yizhe Wang
Title: Chief Executive Officer

Address:	Harbour Place, 2nd Floor, 103 South Church Street, PO Box 472, George Town, Grand Cayman KY1-1106, Cayman Islands

Attention:	Yizhe Wang

[Signature Page to Joinder Agreement]

IN WITNESS whereof the Parties have executed and delivered this Agreement as a deed on the day and year first hereinbefore mentioned.

Tarsus:

Tarsus Pharmaceuticals, Inc.

a Delaware corporation

by the signatory specified below, being a person who in accordance with the laws of that territory is acting under the authority of Tarsus

By:	/s/ Bobak Azamian
Name: Bobak Azamian Title: Chief Executive Officer

Address:	15440 Laguna Canyon Road, Ste 160 Irvine, CA 92618

Attention:	Bobak Azamian

[Signature Page to Joinder Agreement]

EXHIBIT A

SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT